Exhibit 5.2

Torres & Zheng at Law, P.C.

31 Hudson Yards, 11th Floor

New York, NY 10001

+1 (917) 277-3479

www.torresbusinesslaw.com

March 13, 2026

Future Money Acquisition Corporation

475 Brannan St

San Francisco, CA 9410

Re: Registration Statement of Future Money Acquisition Corporation

Ladies and Gentlemen:

We have acted as United States securities counsel to Future Money Acquisition Corporation, a Cayman Islands exempted company (the “Company”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the offer and sale of up to $11,500,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one ordinary share of the Company, $0.0001 par value (the “Ordinary Shares”) and one right to receive one-fifth (1/5) of one Ordinary Share upon the consummation of an initial business combination (each, a “Right” and collectively, the “Rights”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on December 8, 2025 (as may be amended, the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Units and the Rights.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, the Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the rights agreement to be entered into by and between VStock Transfer, LLC, as rights agent, and the Company (the “Rights Agreement”).

2. Rights. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) with respect to the Ordinary Shares, we express no opinion to the extent that, notwithstanding its current reservation of Ordinary Shares, future issuances of securities, including the Ordinary Shares, of the Company and/or adjustments to outstanding securities, including the Rights, of the Company may cause the Rights to be convertible for more Ordinary Shares than the number that remain authorized but unissued.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Torres & Zheng at Law, P.C.
Torres & Zheng at Law, P.C.